EXHIBIT 99.1

Press Release

GeoPharma, Inc. Reports Second Quarter Earnings and Announces Conference Call

Largo, FL – November 16, 2004 – GeoPharma, Inc. (NASDAQ:GORX) today announced results for the second fiscal quarter ended September 30, 2004 of approximately $6.0 million in consolidated net sales revenues as compared to approximately $6.1 million in net sales revenue for the corresponding three-month period in 2003. For the six months ended September 30, 2004, consolidated net revenues were $13.1 million as compared to $10.2 million for the corresponding six-month period in 2003. Fiscal quarter ended September 30, 2004 operations resulted in a net loss of approximately $211,000, or $0.03 per share (basic) and for the six months ended September 30, 2004 operations resulted in a net loss of approximately $195,000, or $0.02 per share (basic).

“We are continuing to grow and expand our overall business despite the industry changes surrounding our distribution segment that experienced a drop in branded product line sales due to this summer’s decline in many of the low-carb foods. We have experienced a planned change in our sales mix within our manufacturing segment due to the Company’s increased focus on more profitable, higher-margined manufacturing business. In addition, the Company is committed to our strategic plans surrounding the future manufacture of generic drugs. Research and development costs expensed this period amounted to over $200,000 for the six months ended September 30, 2004,” stated Carol Dore-Falcone, Vice President and Chief Financial Officer.

The Company will host a conference call on Thursday, November 18, 2004 at 4:30 p.m. (EST) with the CEO, Mihir Taneja, the President, Dr. Kotha Sekharam and the VP/CFO, Carol Dore-Falcone. The conference call details and dial in phone numbers will be published separately.

GeoPharma, Inc. manufactures, packages, repackages and distributes a wide array of health-related products. GeoPharma, Inc. is comprised of the contract manufacturing entity, Innovative Health Products and its two wholly owned subsidiaries, Belcher Pharmaceuticals and Breakthrough Engineered Nutrition. Innovative Health Products custom manufactures high quality nutraceuticals, dietary supplements and vitamin supplements. Belcher Pharmaceuticals is an FDA registered plant that manufactures over-the-counter drugs and repackages generic pharmaceutical drugs. Breakthrough Engineered Nutrition markets and distributes its own proprietary line of branded consumer products for lifestyles following sugar-free, low carb and low glycemic diets. Breakthrough’s brands, Lean Protein and CarbSlim are distributed nationwide and are found in both mass retail and specialty outlets. For more about GeoPharma, Inc. go to our websites at www.onlineihp.com, www.leanprotein.com and www.carbslim.com.

This press release contains certain forward-looking statements, including those regarding the company and its subsidiaries’ expectations, intentions, strategies and beliefs pertaining to future performance. All statements contained herein are based upon information available to the company’s management as of the date hereof, and actual results may vary based upon future events, both within and without management’s control. Historical financial results of operations are condensed and should not be considered a complete disclosure of the Company’s results. Financial results are prepared in accordance with U.S. generally accepted accounting principles.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended September 30,		Six months ended September 30,
	2004	2003	2004	2003
Total Revenues	$6,039,352	$6,098,200	$13,093,393	$10,204,405
Cost of Sales	4,687,897	4,281,600	9,974,138	7,418,915

Gross Profit	$1,351,455	$1,816,600	$3,119,255	$2,785,490

SG& A	1,469,141	1,183,219	2,952,456	2,108,225

Total Other Income (Expense), net	76,733	49,031	(26,401)	37,505

Preferred Dividends	170,095	26,070	320,929	52,140

Net Income (Loss) Available to Common Shareholders	$(211,048)	$656,342	$(194,971)	$662,630

Basic Earnings (Loss) per Share	$(0.03)	$0.09	$(0.02)	$0.09

Basic Weighted Average Number of Common Shares Outstanding	7,724,475	7,572,681	7,719,216	7,571,186

Diluted Earnings (Loss) per Share	$(0.02)	$0.07	$(0.02)	$0.07

Diluted Weighted Average Number of Common Shares Outstanding	8,946,458	9,194,546	8,333,546	9,193,051

SAFE HARBOR PROVISIONS

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by Innovative Companies, Inc. (the “Company”), as well as those contained herein, that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis, are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and are based on assumptions made by management. Forward looking statements include without limitation statements regarding: (a) the Company’s growth and business expansion, including future acquisitions; (b) the Company’s financing plans; (c) trends affecting the Company’s financial condition or results of operations; (d) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; and (f) the Company’s ability to respond to changes in customer demand and regulations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When issued in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment related to the health care and nutraceutical industry; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost and expenses, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes in technology or customer requirements, which could render the Company’s technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales and (vi) its customers’ willingness to accept its Internet platform in the future. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings “Business,” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in this Form 10-KSB as of and for the year ended March 31, 2004 which was filed on June 29, 2004. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this advertisement are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, governmental approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company’s filings with the Securities and Exchange Commission